IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

LUMINETX CORPORATION
By: ______________________
Name: David Zaleski
Title: VP Finance

DIOMED HOLDINGS, INC.
____
By: ______________________
Name: James A. Wylie
Title: President & CEO

MEMPHIS 169536v1